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                                                                  Exhibit 10.64

                           I.C. ISAACS & COMPANY, INC.
                             SHAREHOLDERS' AGREEMENT


         This SHAREHOLDERS' AGREEMENT (the "Agreement") dated November 5, 1999 is by and among I.C. Isaacs & Company, Inc., a Delaware corporation having its principal office and place of business at 3840 Bank Street, Baltimore, Maryland 21224-2522 (the "Corporation"), and the shareholders whose names are set forth in SCHEDULE A hereto (the "Shareholders" and each a "Shareholder").

         WHEREAS, Ambra Inc. (the "Initial Shareholder") is the beneficial owner of 2,000,000 shares of the Preferred Stock of the Corporation (collectively, the "Initial Shares");

         WHEREAS, the Initial Shareholder, the Corporation, Hugo Boss AG and I.C. Isaacs & Company L.P. ("Isaacs") are parties to an Agreement dated October 22, 1999 (the "Agreement"), pursuant to which the Initial Shareholder shall acquire (i) an additional 1,300,000 shares of Preferred Stock and (ii) a number of shares of Common Stock of the Corporation equal to the quotient of $1,000,000 divided by One Dollar and Fifty Cents ($1.50) ((i) and (ii) referred to collectively herein as the "Subsequently Issued Shares"); and

         WHEREAS, the Initial Shareholder and the Corporation wish to provide for the disposition of the capital stock of the Corporation upon the occurrence of certain events, and to that end, have agreed to execute this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the sufficiency and adequacy of which is acknowledged, and of the mutual covenants and agreements hereinafter provided, the parties to this Agreement, on behalf of themselves and their successors and assigns, agree as follows:

1.       DEFINITIONS

         The following terms shall have the meanings set forth in this Section
1:

         AFFILIATE. Affiliate of a person or entity shall mean any person or entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, such person (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power of all classes of stock or interests of the entity.

         BOARD.  Board means the Board of Directors of the Corporation.

         COMMON STOCK. Common Stock shall mean the issued and outstanding common stock, par value $.0001, of the Corporation.


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         INVOLUNTARY TRANSFER. Involuntary Transfer shall mean any transfer, proceeding or action by or in which a Shareholder shall be deprived or divested of any right, title or interest in or to any of the Stock, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the United States Bankruptcy Code, as amended, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency or any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property.

         MARKET VALUE.  Market Value shall have the following meaning:

                  (i) In the event that, as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, the Corporation is a Reporting Company, the Market Value of the Common Stock for any purpose shall mean the last reported sale price per share of Common Stock, on the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, or, in case no such sale takes place on such date, the average of the closing bid and asked prices in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Board and the Initial Shareholder by mutual agreement or by such other source or sources as shall be selected in good faith by the Board and the Initial Shareholder by mutual agreement. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day.

                  (ii) If, as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, the Corporation is not a Reporting Company, the Market Value shall be the appraised fair market value as of the date of the Transfer Notice or the Corporation Purchase Notice, as the case may be, as determined by an independent appraiser of recognized standing and appraisal method selected by mutual agreement of the Corporation and the Initial Shareholder.

         PREFERRED STOCK. Preferred Stock shall mean the issued and outstanding Series A Convertible Preferred Stock, par value $.0001, of the Corporation.


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         REGISTRABLE SHARES. Registrable Shares means Common Stock, except that
Common Stock shall cease to be Registrable Shares when such Common Stock shall have become eligible for resale pursuant to Rule 144(k) of the Securities Act.

         REGISTRATION STATEMENT. Registration Statement shall mean a registration statement filed by the Corporation with the SEC under which Registrable Shares are registered pursuant to Section 3 hereof.

         REPORTING COMPANY. Reporting Company shall mean a company the common stock of which is registered under Section 12 of the Securities Exchange Act.

         SEC.  SEC means the Securities and Exchange Commission.

         SECURITIES ACT. Securities Act means the Securities Act of 1933, as amended.

         SECURITIES EXCHANGE ACT. Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

         STOCK. Stock shall mean (a) the Initial Shares and the Subsequently Issued Shares; and (b) any capital stock of the Corporation or any of its successors or assigns issued in respect of or pursuant to a stock split, stock dividend or reclassification.

2.       RESTRICTIONS ON DISPOSITION

         A. LIMITATIONS ON TRANSFERS. No Shareholder shall, whether voluntarily or pursuant to an Involuntary Transfer, transfer, sell, assign, pledge, encumber, grant any option with respect to, or otherwise create any legal or equitable interest in any Stock held by such Shareholder except in accordance with this Section 2.

         B. RIGHTS OF FIRST REFUSAL OF STOCK. (i) Except as otherwise provided in Subsections C. and F. below, before any Stock may be voluntarily sold or transferred by a Shareholder (a "Transferring Shareholder"), such Transferring Shareholder shall first provide written notice of the proposed sale or transfer to the Corporation, which notice shall include the number of shares of Stock proposed for transfer (the "Offered Shares"), the price per share of Stock to be transferred (the "Offer Price"), the name of the proposed transferee (the "Proposed Transferee"), a representation that the agreement to sell or transfer constitutes a bona-fide offer to purchase and all other material terms and conditions of the transfer (the "Transfer Notice");

                  (ii) The Corporation shall then have the right to purchase all (and not less than all) of the Offered Shares at the Offer Price of the Stock proposed to be transferred. Such right of first refusal shall be exercisable upon written notice to the Transferring Shareholder within fifteen (15) days following the date of the Transfer Notice (the "First Refusal Period");

                  (iii) If, upon termination of the First Refusal Period, the Corporation has not exercised its right of first refusal with respect to all of the Offered Shares, the Transferring Shareholder may sell such Offered Shares to the Proposed Transferee at any


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time within six months after termination of the Right of First Refusal Period without again complying with this Section 2.

         C. TRANSFERS PURSUANT TO RULE 144(k). A Shareholder holding Stock eligible to be transferred pursuant to Rule 144(k) promulgated under the Securities Act ("Rule 144(k)") may transfer such Stock in a Rule 144(k) transaction in accordance with the procedures set forth in this Section 2.C.:

                  (i) Such Shareholder (the "Qualifying Shareholder") shall first provide written notice of its intention to transfer stock in a Rule 144(k) transaction (the "144(k) Transfer Notice"), which notice shall include the number of shares eligible for transfer pursuant to Rule 144(k) and proposed for transfer (the "144(k) Shares") and the name of the proposed broker, if any, in the 144(k) transaction (the "Proposed Broker");

                  (ii) The Corporation shall then have the right to purchase all (and not less than all) of the 144(k) Shares at the Market Value of the 144(k) Shares proposed to be transferred (the "144(k) Purchase Rights"). The Corporation may exercise its 144(k) Purchase Rights by providing written notice (the "Corporation Purchase Notice") to the Qualifying Shareholder within five
(5) days following the date of the 144(k) Transfer Notice (the "144(k) Notice Period");

                  (iii) If, upon termination of the 144(k) Notice Period, the Corporation has not notified the Qualifying Shareholder of its desire to exercise its 144(k) Purchase Rights, the Qualifying Shareholder may sell the 144(k) Shares at any time within six months after termination of the 144(k) Notice Period without again complying with this Section 2.

         D. INVOLUNTARY TRANSFERS. Any Involuntary Transfer of Stock by a Shareholder (an "Involuntary Transferor") shall be subject to the rights of first refusal set forth in Section 2.B. as if the Involuntary Transfer had been a proposed voluntary transfer of Stock except that:

                  (i) The provisions of Subsection 2.B.(i) shall not apply, but the Involuntary Transferor shall notify the Shareholders and the Corporation as soon as practicable upon obtaining knowledge of the Involuntary Transfer (such notification to be deemed a "Transfer Notice");

                  (ii) The First Refusal Period shall run from the date of receipt by the Corporation of the notice of Involuntary Transfer;

                  (iii) Such right of first refusal shall be exercised by notice to the Involuntary Transferee rather than to the Shareholders who suffered or will suffer the Involuntary Transfer; and

                  (iv) The purchase price per Offered Share shall be Market
Value.

         E. SETTLEMENT. If the Corporation elects to exercise its right of first refusal pursuant to Section 2.B. or 2.D. hereof or its 144(k) Purchase Rights pursuant to Section




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2.C. hereof, settlement shall be made within twenty (20) days of the Transfer
Notice or the 144(k) Transfer Notice, whichever is applicable.

         F. PERMITTED TRANSFERS. Nothing in this Section 2 shall impede or prohibit the transfer by a Shareholder of Stock (a) to an Affiliate of the Shareholder, (b) to the Corporation, (c) to any third party in a broker's transaction pursuant to Rule 144(b) promulgated under the Securities Act or (d) pursuant to a Registration Statement. Any successor or transferee who receives Stock pursuant to an event described in clause (a) above shall, as a condition of such transfer, enter into an agreement to be bound by the provisions of this Agreement in its entirety and shall be deemed to be a "Shareholder" hereunder and SCHEDULE A hereto shall be amended to include the name of such successor or transferee.

3.       REGISTRATION RIGHTS

         A.       DEMAND REGISTRATION.

                  (i) At any time on or after December 15, 2000, a Shareholder may offer Registrable Shares held by such Shareholder to the Corporation at the then-prevailing market price. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of Subsections (ii) and (iii) below, use its best efforts to promptly register the Registrable Shares held by such Shareholder under the Securities Act and shall maintain the effectiveness of such Registration Statement for a period of 90 days.

                  (ii) The Corporation shall not be required to effect more than one registration pursuant to Section 3.A(i) above.

                  (iii) If (a) at the time of any request to register Registrable Shares pursuant to this Section 3.A or during the registration process there is a material development with respect to the Corporation and (b) the Board concludes in good faith that the registration would have a material adverse effect on the Corporation or the price of the Common Stock, the Board may at its option direct that such registration be delayed for a period not in excess of 90 days from the effective date of the offering by Shareholder to the Corporation.

         B.       PIGGYBACK REGISTRATION RIGHTS.

                  (i) Whenever the Corporation proposes to register any Common Stock of the Corporation for its own account or the account of others under the Securities Act for an underwritten public offering (other than registrations for acquisitions or benefit plans on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), the Corporation shall give the Shareholders prior written notice of its intent to do so and the Shareholders may offer any Registrable Shares held by such Shareholders to the Corporation at the then-prevailing market price. If the Corporation does not purchase such Registrable Shares within 30 days, it will, subject to the provisions of subsection (ii) below, use its reasonable efforts to effect the registration under the Securities Act of the Registrable Shares that the Corporation has been so


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requested to register by the requesting Shareholders, such registration to be effected on the same terms and conditions as the Corporation Common Stock otherwise being sold in such registration.

                  (ii) If the managing underwriter in an underwritten public offering by the Corporation of Common Stock of the Corporation advises the Corporation that the inclusion of all or some of the Common Stock (including Registrable Shares) proposed to be included in such Registration Statement would interfere with the successful marketing (including pricing) of such Common Stock, then the Common Stock to be issued by the Corporation in such offering (the "Corporation Shares"), the Registrable Shares of Shareholders proposed by the Shareholders to be included in such offering (the "Shareholder Shares") and the Common Stock of other shareholders proposed to be offered in such offering ("Other Shares") shall be included in the following order of priority until the total number of shares recommended by the managing underwriters has been reached:

                           (A)      FIRST, the Corporation Shares;

                           (B)      SECOND, the Shareholder Shares and the Other
Shares of the Corporation, pro rata based upon the number of shares of Common Stock held by the Shareholders and the holders of the Other Shares;

         C. REGISTRATION PROCEDURES. If and whenever the Corporation is required to use its reasonable efforts to effect the registration of any Registrable Shares as provided pursuant to Sections 3.A or 3.B, the Corporation will, as expeditiously as practicable:

                  (i) After a Registration Statement is filed with the SEC, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of ninety (90) days (or such earlier date by which all securities that have been requested to be registered are sold) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;

                  (ii) Furnish to the Shareholders and to each underwriter, if any, of such Registrable Shares, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Common Stock;

                  (iii) Use its reasonable efforts to cause such Registrable Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Shareholders to consummate the disposition of such Registrable Shares in accordance with any plan of distribution described in such Registration Statement;


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                  (iv) Promptly notify the Shareholders, at any time when a
prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.C(i), if the Corporation becomes aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Shareholders, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (v) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and

                  (vi) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as are customary in underwritten public offerings.

Any Shareholder will, upon the receipt of any notice from the Corporation of the occurrence of an event of the kind described in Section 3.C(iv), immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until the Shareholders receive copies of a supplemental or amended prospectus from the Corporation.

         D. UNDERWRITING AGREEMENT. In connection with any registration pursuant to Section 3.A or Section 3.B covering an underwritten public offering, the Corporation and each Shareholder agree to enter into a written agreement with the managing underwriters to be negotiated by the Corporation and the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the Corporation's size and investment stature, including indemnification. To the extent that the Corporation and the Shareholders shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in Subsections C, E or F of this Section 3, the provisions contained in such subsections addressing such issue or issues shall be of no force or effect with respect to such registration.

         E. HOLDBACK AGREEMENT. If the Corporation at any time shall register any shares of Corporation Common Stock under the Securities Act (including any registration of the Common Stock pursuant to Section 3.A or Section 3.B above) for sale to the public, the Shareholders shall not sell publicly (including any sale pursuant to Rule 144), make any short sale of, grant any options for the purchase of, or otherwise dispose publicly of any shares of Common Stock, or of any security convertible into or exchangeable or exercisable for any Common Stock (other than those Common Stock included in the registration being effected pursuant to Section 3.B above) without the prior written consent of the Corporation and the managing underwriter during a period


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commencing on the effective date of such registration and ending a number of calendar days thereafter not exceeding one hundred eighty (180) as the Corporation and the managing underwriter shall reasonably determine is required to effect a successful offering.

         F. EXPENSES. All expenses incurred by the Corporation in connection with any registration effected under Section 3.A or Section 3.B above (including all registration, filing qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts on the sale of the Common Stock) shall be borne by the Corporation.

         G. INDEMNIFICATION: (a) The Corporation hereby agrees to indemnify and hold each Shareholder, each person who controls such Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and their respective agents and representatives (each, a "Holder Indemnitee") harmless from, and to reimburse any Holder Indemnitee for, on an after-tax basis and to the extent permitted by applicable law, any loss, damage, deficiency, claim, liability, obligation, suit, proceeding, action, demand, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever, including, without limitation, out-of-pocket expenses, investigation costs and fees and disbursements of counsel (collectively, "Damages"), caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such Shareholder expressly for use therein; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Shareholder or underwriter, or a person duly acting on their behalf, specifically for use in preparation thereof;

                  (b) In connection with any Registration Statement, each such Shareholder will furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any such Registration Statement and, to the extent permitted by law, will severally and not jointly indemnify and hold the Corporation, each person who controls the Corporation (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and their respective shareholders, officers, directors, affiliates, employees, agents and representatives (collectively, for purposes of this Section 3.G, the "Corporation Indemnitees") harmless from, and reimburse such Corporation Indemnitees for, on after-tax basis and to the extent permitted by applicable law, any Damages arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or prospectus or form of prospectus relating to the Registrable Shares, or arising out of or based upon any omission or alleged omission of a material


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fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Shareholder to the Corporation expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Corporation in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such Shareholder shall not be liable in any such case to the extent that the Shareholder has furnished in writing to the Corporation prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Corporation, and the Corporation failed to include such information therein. In no event shall the liability of any Shareholder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses borne by such Shareholder) received by such Shareholder upon the sale of the Common Stock giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party;

                  (c) If any person shall be entitled to indemnity hereunder such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding, investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding, or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld);

                  (d) If a party shall be entitled to indemnification hereunder but such indemnification is insufficient to hold such indemnified party harmless for Damages, then


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each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.G(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the immediately preceding paragraph.

4.       MANDATORY REDEMPTION OF PREFERRED STOCK

             Upon the occurrence of any Accelerating Acts (as such term is defined in the Restated and Amended License Agreement dated October 22, 1999 by and between the Initial Shareholder and Isaacs, the Initial Shareholder may demand a redemption of any Preferred Stock then held by the Initial Shareholder at a redemption price equal to One Dollar ($1) per share. Any demand by the Initial Shareholder for redemption of Preferred Stock pursuant to this Section 4 shall be submitted in writing to the Corporation and effective immediately upon receipt of such demand the Corporation shall have an obligation to redeem the Preferred Stock elected to be redeemed by the Initial Shareholder.

5.       LEGENDS ON CERTIFICATES

         The certificates evidencing the Stock held by the Shareholders shall bear any legends required by federal or state securities law and the following legend required by Section 202 (a) of the Delaware General Corporation Law:


                  "The shares represented by this Certificate are subject to a Shareholders' Agreement dated as of November 5, 1999, a copy of which is on file at the office of the Corporation and will be furnished to any prospective purchaser on request. Such Shareholders' Agreement provides, among other things, for certain restrictions on the sale, transfer, pledge, hypothecation or disposition of the Shares represented by this Certificate."


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6.       BENEFIT

         Except upon the occurrence of a termination event as provided in
Section 14, this Agreement shall be binding upon and shall operate for the benefit of the parties hereto, their respective successors and assigns.

7.       INVALIDITY OF ANY PROVISION

         The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted, provided that the parties shall negotiate in good faith to replace the invalid provision with a valid provision reflecting the same balance of economic interests.

8.       MODIFICATION OF AGREEMENT

         No modification, amendment or waiver of any of the provisions of this Agreement shall be valid unless made in writing and signed by the Corporation and Shareholders owning, in the aggregate, a majority of the Stock subject to this Agreement.

9.       FURTHER ACTION

         The Corporation shall not register, and shall instruct any transfer agent for the Common Stock not to register, on the books of the Corporation any transfer, pledge or encumbrance of any Stock subject to this Agreement, unless such transfer, pledge or encumbrance complies with terms of this Agreement and the Shareholders agree to provide the Corporation (or any such transfer agent) with such documents, including an opinion of counsel as to compliance with the applicable securities laws, as the Corporation (or any such transfer agent) may reasonably request. A copy of this Agreement shall be made a part of the minutes of the Corporation.

10.      ATTORNEY'S FEES AND COSTS

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, in addition to any other relief to which he may be entitled.

11.      APPLICABLE LAW

         The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder. All disputes arising out of or in connection with this Agreement or the interpretation thereof shall be submitted to the United States District Court for the Southern District of New York and the parties hereby submit to the jurisdiction of such court.


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12.      ENTIRE AGREEMENT

         This Agreement supersedes all agreements as to the subject matter hereof among the Shareholders and the Corporation including in each case amendments thereto, previously executed by the Shareholders and the Corporation. This Agreement sets forth all of the provisions, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and superseded all prior and contemporaneous agreements and understandings express or implied, oral or written as to the subject matter hereof.

13.      NOTICES

         Unless otherwise specified herein, all notices, requests, demands and other communications to be given under this Agreement shall be in writing and shall be deemed given if (i) delivered in person, or by United States mail, certified or registered, with return receipt requested, (ii) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (i) above, when transmitted and receipt is confirmed by telephone, or (iii) if otherwise actually delivered:

    TO THE CORPORATION:         3840 Bank Street, Baltimore, MD 21224-2522;

    TO ANY SHAREHOLDER:         As the name and address of such Shareholder
                                appears on the records of the Corporation;

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered or as of the date mailed, as the case may be.

14.      TERM OF AGREEMENT

         This Agreement shall be effective for a period of ten years from the date hereof.



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         IN WITNESS WHEREOF, the parties hereto have executed and sealed this
Agreement as of the day and year first above written.

                               I.C. ISAACS & COMPANY, INC.


                               By: /s/ Robert J. Arnot
                                  -------------------------------------
                               Robert J. Arnot, Chief Executive Officer


                               AMBRA INC.


                               By: /s/ Jorg-Viggo Muller/Gert-Jurgen Frisch
                                  -------------------------------------
                               Name: Jorg-Viggo Muller/Gert-Jurgen Frisch
                               Title: Chairman/Vice President


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                                   SCHEDULE A

Ambra Inc.


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